Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Imperial Garden & Resort, Inc.

No. 106 Zhouzi Street, 4th Floor, 4E,

Neihu District, Taipei, 11493

Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2017 except for Note 16 which was dated on November 29, 2017, in the Registration Statement (Form F-1 Amendment Number 7) and related Prospectus of Imperial Garden & Resort, Inc.

/s/    KCCW Accountancy Corp

Diamond Bar, California

February 8, 2018

KCCW Accountancy Corp. 3333 S. Brea Canyon Rd. #206, Diamond Bar, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com